EXHIBIT 10.1

FIRST AMENDMENT TO THE

NAVIOS MARITIME HOLDINGS INC. 2015 EQUITY INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Navios Maritime Holdings Inc. 2015 Equity Incentive Plan (the “Plan”) is made and adopted by Navios Maritime Holdings Inc. (the “Company”), a corporation organized under the laws of the Republic of the Marshall Islands.

1.	Section 3(a) of the Plan is hereby amended to read as follows:

“(a) Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 20,000,000. Provided that the Plan is timely approved by the shareholders of the Company in accordance with Section 1(d), all of such Shares may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 14.”

2.	This Amendment is effective as of December 12, 2017.

3.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

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I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of the Company on December 7, 2017.

NAVIOS MARITIME HOLDINGS INC.

By:	/s/ Angeliki Frangou
Name:	Angeliki Frangou
Title:	Chairman and Chief Executive Officer